SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 19, 2004

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

                  1-12351                            41-1849591
         (Commission file number)           (IRS employer identification no.)

            10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534
                    (Address of principal executive offices)

                                 (952) 525-5020
                         (Registrant's telephone number)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

Metris Companies Inc. announced that it is considering a private placement of Senior Secured Notes in an aggregate principal amount of approximately $250 million.


Item 7.(c) Exhibits

99.1 Press release of Metris Companies Inc. dated April 19, 2004, announcing that it is considering a private placement of Senior Secured Notes in an aggregate principal amount of approximately $250 million.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              METRIS COMPANIES INC.


                              By: /s/David D. Wesselink
                                  David D. Wesselink
                                  Chairman and CEO
Dated:  April 19, 2004





                                  EXHIBIT INDEX

Exhibit No.       Description

99.1 Press release of Metris Companies Inc. dated April 19, 2004, announcing that it is considering a private placement of Senior Secured Notes in an aggregate principal amount of approximately $250 million.